Exhibit 99.1

iParty Corp. Reports Fiscal 2008 and Fourth Quarter Financial Results

DEDHAM, Mass.--(BUSINESS WIRE)--February 25, 2009--iParty Corp. (NYSE ALTERNEXT US: IPT - news), a party goods retailer that operates 50 iParty retail stores, today reported financial results for its fourth quarter and fiscal year 2008, which ended on December 27, 2008.

For the fiscal year 2008, consolidated revenues were $81.2 million, a 0.7% decrease compared to $81.8 million for the fiscal year 2007, and included a 2.4% decrease in comparable store sales. Consolidated gross profit margin was 42.3% for fiscal 2008 compared to 43.2% for fiscal 2007. For fiscal 2008, consolidated net loss was $0.4 million, or $0.02 net loss per share, compared to consolidated net income of $0.6 million, or $0.02 net income per share, for fiscal 2007. On a non-GAAP basis, income before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal year 2008 was $2.4 million compared to an EBITDA of $3.3 million for fiscal 2007. EBITDA is calculated as net income, as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income (loss) for fiscal 2008 and 2007 under GAAP to a non-GAAP, EBITDA basis.

For the fourth quarter 2008, consolidated revenues were $27.2 million, a 1.4% decrease compared to $27.6 million for the fourth quarter in 2007, and included a 3.3% decrease in comparable store sales. Consolidated gross profit margin was 46.1% for the quarter compared to a margin of 46.4% in the year-ago quarter. Consolidated net income for the quarter was $2.6 million, or $0.07 per share, compared to consolidated net income of $2.7 million, or $0.07 per share, for the fourth quarter in 2007. On a non-GAAP basis, EBITDA for the quarter was $3.3 million compared to EBITDA of $3.5 million for the fourth quarter in 2007. The schedule accompanying this release provides the reconciliation of net income for the fourth quarters of 2008 and 2007 under GAAP to a non-GAAP, EBITDA basis.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, "After two successive years of increasing sales and profit in 2006 and 2007, we are disappointed to report a decline of 0.7% in total sales and a net loss of $0.4 million for fiscal 2008. On a comparable store basis, we achieved a 1.1% increase in our most important month, October, compared to the prior year. However, weakness in the rest of the fiscal year, caused mainly by the dramatic softening in consumer confidence and spending in the last half of 2008, caused our full year same store sales to decline by 2.4% as compared to 2007."

Mr. Perisano further commented, "We are, however, pleased with certain aspects of our company’s performance in 2008. First, we believe our core party and Halloween businesses held up fairly well in 2008 despite increasing negative economic news and double digit sales losses for some segments of the retail industry in the 2nd half of 2008. Second, we ended our fiscal year with lean and clean inventories that we anticipate will position us well as we continue in this difficult economy in 2009. In response to the economic downturn, we have reviewed and revamped our expense structure at our headquarters and in our stores, decreasing expenditures and altering the mix of our advertising spend. Due to these changes, we expect to achieve up to $3 million in savings over the course of fiscal 2009. We continue to believe that our core categories will maintain their performance in 2009, and with our strong branding and market position, put us in a position to emerge as a stronger, better company on the other side of this current recession."

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty's aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	RECONCILIATION OF NON-GAAP MEASURES
	For the quarter ended		For the year ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007

Net income (loss) as reported under GAAP	$2,563,497	$2,736,067	$(440,055)	$611,691

plus, Interest expense, net	141,728	170,068	716,282	839,806
plus, Depreciation and amortization	514,370	441,646	2,037,108	1,705,947
plus, Income taxes	50,605	146,323	50,605	146,323

EBITDA, non-GAAP	$3,270,200	$3,494,104	$2,363,940	$3,303,767

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access existing credit lines or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Alternext US (formerly the AMEX). For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the year ended
	Dec 27, 2008	Dec 29, 2007	Dec 27, 2008	Dec 29, 2007
Revenues	$27,220,928	$27,578,796	$81,210,999	$81,798,634
Operating costs:
Cost of products sold and occupancy costs	14,660,137	14,778,080	46,885,215	46,465,441
Marketing and sales	8,089,970	7,895,308	26,793,885	26,181,504
General and administrative	1,714,991	1,852,950	7,205,067	7,553,869

Operating income	2,755,830	3,052,458	326,832	1,597,820

Interest expense, net	(141,728)	(170,068)	(716,282)	(839,806)

Income before income taxes	2,614,102	2,882,390	(389,450)	758,014

Income taxes	50,605	146,323	50,605	146,323

Net income (loss)	$2,563,497	$2,736,067	$(440,055)	$611,691

Income per share:
Basic	$0.07	$0.07	$(0.02)	$0.02
Diluted	$0.07	$0.07	$(0.02)	$0.02

Weighted-average shares outstanding:
Basic	38,210,583	38,210,588	22,722,485	38,204,374
Diluted	38,212,561	39,411,558	22,722,485	39,913,274

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
	Dec 27, 2008	Dec 29, 2007

ASSETS
Current assets:
Cash and cash equivalents	$60,250	$71,532
Restricted cash	775,357	862,536
Accounts receivable	730,392	1,105,807
Inventory, net	13,022,142	13,639,531
Prepaid expenses and other assets	279,185	996,779
Total current assets	14,867,326	16,676,185
Property and equipment, net	3,646,481	4,360,123
Intangible assets, net	2,303,692	1,756,800
Other assets	177,774	183,978
Total assets	$20,995,273	$22,977,086

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,048,833	$4,723,370
Accrued expenses	2,495,955	2,503,752
Current portion of capital lease obligations	6,444	30,473
Current notes payable, net of discount of $136,367 at December 27, 2008	2,876,182	620,706
Borrowings under line of credit	1,950,019	2,613,511
Total current liabilities	11,377,433	10,491,812

Long-term liabilities:
Capital lease obligations, net of current portion	-	9,213
Notes payable, net of discount of $340,917 at December 29, 2007	600,000	3,271,632
Other liabilities	1,200,174	1,113,522
Total long-term liabilities	1,800,174	4,394,367

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock	13,647,720	13,682,167
Common stock	22,732	22,701
Additional paid-in capital	52,095,711	51,894,481
Accumulated deficit	(57,948,497)	(57,508,442)
Total stockholders' equity	7,817,666	8,090,907

Total liabilities and stockholders' equity	$20,995,273	$22,977,086

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
drobertson@iparty.com